UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):	November 10, 2005

MERIDIAN BIOSCIENCE, INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-14902	31-0888197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 271-3700

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        (a)   On November 10, 2005, the Compensation Committee of the Board of Directors adopted the fiscal year 2006 Officers Compensation Plan. The Plan provides for bonuses as a percentage of base salary at designated earnings levels which start 28% above those achieved for fiscal 2005. The computation also includes a personal achievement multiplier to be determined by the Committee. The earnings objectives exclude the positive and negative effects associated with extraordinary developments as set forth in the Plan.

        (b)  On November 10, 2005, the Compensation Committee of the Board of Directors approved the base salaries of its named executive officers effective January 1, 2006. The new base salaries reflect an increase of 5% for each executive officer with the exception of William J. Motto and John A. Kraeutler, for whom the base salaries represent a 10% increase from their 2005 salary. In addition, the Compensation Committee awarded options for the purchase of Common Shares at an exercise price of $21.01 per share pursuant to the 2004 Equity Compesation Plan. The options are conditioned upon the achievement by Meridian of designated net earnings based on the same conditions set forth in the Company’s 2006 Officers Compensation Plan described above. If earnings do not reach the designated earnings level, the options become void. If the conditions are met, the options will be for a period of ten years from the date of grant and vest in three equal installments commencing on the first anniversary of Meridian’s announcement of fiscal 2006 results. As a result of these actions, the base salaries of the Meridian executive officers, as well as the number of shares covered by the options granted to them, are as set forth in the following table:

Name	Title	Base Salary		Amount of Shares Optioned
William J. Motto	Chairman & CEO	$467,500		10,500
John A. Kraeutler	President & COO	$370,000		10,500
Richard L. Eberly	Executive VP & GM Meridian Life Science	$245,000	*	10,500
Antonio A. Interno	President MBE	€252,945		10,500
Lawrence J. Baldini	Executive Vice President - Operations and Information Systems	$205,000	*	10,500

*	Effective October 4, 2005.

        (c)   On November 10, 2005 the Board of Directors amended the Company’s 2004 Equity Compensation Plan previously approved by shareholders. The amendment made certain technical changes to the Plan regarding Internal Revenue Code Section 162(m).

Item 2.02     Results of Operations and Financial Condition

        On November 10, 2005, the Registrant issued a press release announcing fiscal 2005 operating results. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01     Results of Operations and Financial Condition

(d)	Exhibits

10.1	Meridian Bioscience, Inc. Fiscal 2006 Officers’ Compensation Plan.
10.2	Amended 2004 Equity Compensation Plan.
99	Press Release dated November 10, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2005	MERIDIAN BIOSCIENCE, INC. BY: /s/ Melissa Lueke —————————————— Melissa Lueke Vice President and Chief Financial Officer (Principal Accounting Officer)